UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2007
CONVERTED ORGANICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33304	20-4075963

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7A Commercial Wharf West Boston, MA	02110

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(617) 624-0111
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Converted Organics Inc. today issued a press release announcing the closing of a tax-exempt New Jersey Economic Development Authority Solid Waste Revenue Bond deal in the principal amount of $17.5 million. The proceeds of the bonds will be used to develop and construct the Company’s initial facility in Woodbridge, New Jersey. The 20-year bonds will bear interest at 8.0% annually and will be secured by a corporate guarantee by Converted Organics Inc., a leasehold mortgage, and a first lien on equipment and other assets at the New Jersey facility in favor of the bondholders. The borrower under the bond issue will be Converted Organics of Woodbridge, LLC, a wholly-owned New Jersey limited liability subsidiary of Converted Organics Inc. The subsidiary will develop and operate the New Jersey facility. A copy of the press release is attached as Exhibit 99.1.
The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
99.1 Press release entitled “Converted Organics Inc. Closes $17.5 Million Bond Deal,” dated February 16, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.
February 16, 2007	By:	/s/ Edward J. Gildea
		Name:	Edward J. Gildea
		Title:	President and CEO